Exhibit 1
SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in Common Stock effected by Mr. Konstantakopoulos during the 60 days prior to the date of filing this Schedule 13D.

Date	Transaction Type	Number of Shares Acquired/(Disposed)	Price Per Share	Where and How the Transaction Was Effected
6/22/2026	Purchase	4,500	$17.34[1]	Open market
6/23/2026	Purchase	17,902	$17.89[2]	Open market
6/24/2026	Purchase	14,450	$17.77[3]	Open market
6/25/2026	Purchase	21,982	$17.80[4]	Open market
6/26/2026	Purchase	53,466	$17.55[5]	Open market
6/29/2026	Purchase	12,895	$17.97[6]	Open market
6/30/2026	Purchase	16,686	$17.62[7]	Open market
7/1/2026	Purchase	27,208	$18.27[8]	Open market
7/2/2026	Purchase	16,601	$18.27[9]	Open market
7/6/2026	Purchase	11,310	$18.66[10]	Open market
7/7/2026	Purchase	15,836	$18.70[11]	Open market
7/8/2026	Purchase	10,828	$18.89[12]	Open market
7/9/2026	Purchase	18,471	$19.10[13]	Open market

1 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.06 to $17.73, inclusive.
2 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.33 to $18.11, inclusive.
3 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.57 to $18.12, inclusive.
4 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.57 to $18.06, inclusive.
5 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.31 to $18.30, inclusive.
6 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.76 to $18.27, inclusive.
7 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.31 to $18.00, inclusive.
8 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.70 to $18.50, inclusive.
9 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $17.76 to $18.79, inclusive.
10 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.42 to $19.07, inclusive.
11 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.35 to $18.95, inclusive.
12 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.69 to $19.05, inclusive.
13 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.79 to $19.38, inclusive.

7/10/2026	Purchase	12,200	$19.12[14]	Open market
7/13/2026	Purchase	21,400	$19.53[15]	Open market
7/14/2026	Purchase	7,165	$19.92[16]	Open market
7/15/2026	Purchase	12,876	$19.92[17]	Open market
7/16/2026	Purchase	10,729	$19.77[18]	Open market
7/17/2026	Purchase	24,177	$19.09[19]	Open market

14 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.88 to $19.43, inclusive.
15 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.15 to $19.85, inclusive.
16 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.83 to $20.00, inclusive.
17 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.73 to $20.00, inclusive.
18 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.47 to $20.00, inclusive.
19 The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.76 to $19.78, inclusive.